Exhibit 21.1
LIST OF SUBSIDIARIES

	Jurisdiction of Formation	Doing Business As
American Reprographics Company, L.L.C.	California	ARC
ARC - Pacific Northwest
ARC - Western
ARC Imaging Resources
ARC Socal - North
Blair Graphics
Blueprints Plus
City Digital Imaging
Consolidated Reprographics
Dieterich - Post
FDC Digital Imaging Solutions
Ford Graphics
Hudson Reprographics
Mercury - LDO
Mossner
Olympic Reprographics
Reprographics Northwest
Riot Creative Imaging
SBD Reprographics
ARC Document Solutions India Private Limited (fka: American Reprographics Company India Private Limited)	India
ARC — UK Technologies Limited	United Kingdom
ARC Acquisition Corporation	California
ARC Digital Canada Corp.	British Columbia	ARC
ARC Document Solutions Australia Pty Limited	Australia
ARC Reprographics Canada Corp	British Columbia
ARC Reprographics Hong Kong, Limited	Hong Kong
Face of Somerset Limited	United Kingdom
Henan UNIS Waytron Document Technology Co., Ltd	People's Republic of China
Licensing Services International, LLC	California
Planwell, LLC	California	Planwell Licensing
Planwell Professional Services
Mirror Plus Technologies, Inc.
SubHub
The Peir Group
Reprografia Digital de Mexico, S.A. de C.V.	Mexico
Reprographics Fort Worth, Inc.	Delaware

	Jurisdiction of Formation	Doing Business As
ARC Document Solutions, LLC (fka: Ridgway's, LLC)	Texas	A&E Supply Company
A-C Reproduction Company
A-Plus Digital Reprographics
ARC
ARC - Delaware
ARC - Eastern
ARC - FL
ARC - Florida
ARC - LA Gulf Coast
ARC - Southern
ARC - Southern LLC
ARC - Maryland
ARC - Oklahoma Central
ARC - Texas
ARC BIM Services Group
ARC Document Solutions
ARC Imaging Resources
Crest Graphics
Dunn Blue Print Company
Georgia Blue
Imaging Technologies Services
IT Plus Technologies
NGI
NGI Digital
NPI Digital
RCMS
RCMS Group
Reprographics Arlington
Reprographics Dallas
Reprographics Fort Worth
Reprographics Roanoke
Ridgway's IL, LLC
Ridgway's MD, LLC a/k/a Ridgway’s, LLC
Ridgway’s New Mexico, LLC
Riot Creative Imaging
Veenestra Reproductions
Shanghai UNIS Printing Technology Co., Ltd.	People's Republic of China
Shenzhen UNIS - Printing Document Solutions Co., Ltd	People's Republic of China
UNIS Document Solutions Co., Ltd.	People's Republic of China